ELEVENTH AMENDMENT TO LEASE AGRBEMENT This Eleventh Amendment to Lease Agreement (this "Eleventh Amendment"), dated as of June 10, 2016 (the "Amendment Date"), and effective as of July l, 20L6 (the "Effective Date"), for reference purposes only, is entered into by and between the University of Southern California, a California non-profit public benefit corporation ("Landlord") and Cancer Genetics, Inc., a Delaware corporation (*CG'') , as successor-in-interest to Response Genetics, Inc., a Delaware corporation (*RG'') ("Tenant"). RECITALS A. Health Research Association, Inc., a California non-profit public benefit corporation ("Original Landlord'), and Tenant entered into an Office Lease Agreement dated as of September 16,2004, as amended by that certain First Amendment to Office Lease dated February 1,2006, as further amended by that certain Second Amendment to Lease Agreement dated as of January 28,2010, as further amended by that certain Third Amendment to Lease Agreement dated as of March 31,2010, as further amended by that certain Fourth Amendment to Lease Agreement dated March{,z}ll, as further amended by that certain Fifth Amendment to Lease Agreement dated August 19, 2011, as further amended by that certain Sixth Amendment to Lease Agreement dated August 30, 2011, as further amended by that certain Seventh Amendment to Lease Agreement dated May 7,2012, as further amended by that certain Eighth Amendment to Lease Agreement dated June 28,2012, as further amended by that certain Ninth Amendment to Lease Agreement dated February 3,2014 (the "Ninth Amendment to Lease'), and as further amended by that certain Tenth Amendment to Lease Agreement dated June -,2015 (collectively, the "Leaseo'), for those certain premises known as Suites 400,401,402,403, 404,405,406,410,600, and 700 (collectively, the "Premises"), located at 1640 Marengo Blvd., Los Angeles, California 90033, all as more particularly set forth in the Lease. B. Landlord and Tenant also entered into that certain Lease of Parking Spaces dated as of February 3,2014 and terminating on June 30, 2016. C. CG acquired all assets of RG pursuant to that certain Amended and Restated Asset Purchase Agreement dated as of August 14,2015 (the "APA"), which APA was approved the Order of United States Bankruptcy Court, District of Delaware, Case No. 15-11669 (LSS), dated October 1, 2015 (the "Order'). As a result of the APA and the Order, CG became a successor-in-interest to RG. D. Tenant desires to relinquish that area commonly known as Suite 700 which is located on the seventh floor of the Building and containing approximately 8,341 rentable square feet (hereinafter referred to as the "seventh Floor Relinquished Space').

E. Landlord and Tenant mutually desire to amend the Lease to reduce the size of the Premises, as well as other matter, all in accordance with the specific terms and conditions hereof. NOW THEREFORE, for good and valuable consideration received to the full satisfaction of the parties hereto, Landlord and Tenant do hereby covenant and agree as follows: 1. Recitals. The foregoing recitals are hereby incorporated into and made a part of this Eleventh Amendment by this reference. 2. Definitions. All capitalized terms in this Eleventh Amendment (including the Recitals), shall have the same meanings ascribed thereto in the Lease, unless otherwise provided for herein. All references to Tenant shall mean CG, and all references to RG shall be replaced with CG. 3. Term. The Term of the Lease shall be extended for an eighteen (18) month period , which period shall commence on the Effective Date and shall terminate on Decembet 31,2017. 4. Base Rent. Commencing on the Effective Date, and for the entire balance of the Term, the monthly Base Rent (including any such Supplemental Power Fee and security and payable on the first day of each month and shall be in the sum of Fifty-Four Thousand Four Hundred and Forty-Nine Dollars and Twenty-Five Cents (554,!49.25). 5. Relinquished Soace. As of the Effective Date, the Premises shall be reduced by the Seventh Floor Relinquished Space. As such, Landlord and Tenant acknowledge and agree that the net result to Tenant is a decrease in the total rentable square footage of the Premises from 27,446 to 19,105 rentable square feet. 6. Parkine. Section 6 of the Ninth Amendment to Lease is hereby deleted in its entirety and replaced with the following: "During the Term, Landlord shall provide to Tenant, at no cost to Tenant, thirty-five (35) non-reserved parking spaces located at the Building'" 7. Effect of Eleventh Amendment. The Lease shall be deemed amended by this Eleventh Amendment. Except as specifically modified by this Eleventh Amendment, all of the terms and conditions of the Lease shall continue in fulI force and effect. In the event of any conflict between the terms of this Eleventh Amendment and the terms of the Lease, the terms of this Eleventh Amendment shall prevail. 8. Countemarts. This Eleventh Amendment may be executed simultaneously in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Each party may execute a facsimile counterpart signature page, which shall constitute a valid and binding obligation of the party signing such facsimile counterpart. Any party signing by facsimile agrees promptly to furnish to the other party,upon request, an original counterpart of this Eleventh Amendment. 9. Entire Agreement. This Eleventh Amendment and the Lease contains the entire understanding and agreement between the parties relating to the matters covered hereby and supersedes all prior or contemporaneous negotiations, alTangements, agreements, understandings, representations, and statements, whether oral or written, with respect to the matters covered hereby, all of which are merged herein and shall be of no further force or effect whatsoever. [Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Eleventh Amendment as of the day and year first above written. Landlord By: Name Its: ffiion-$sr\¿.. U- 30-lþ Tenant CANCER GENETICS, INC., A Delaware corporation UNIVBRSITY OF SOUTHERN CALIFORNIA a California non-p;çfit public benefit corporation By: Name: Its: P,4^tt/A 'r1 s¡¡4Bn+(¿o * Ptccr>lcat